                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: April 21, 2003


                              FLEXXTECH CORPORATION
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
     -----------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


             000-25499                                     88-0390360
      ------------------------                 ---------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)

                         18 Technology Drive, Suite 140A
                                Irvine, CA 92618
    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (949) 753-7551
                                ----------------
              (Registrant's telephone number, including area code)


                         Infinite Technology Corporation
                         -------------------------------
                           (Registrant's Former name)






ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS

      On April 8th, 2003 we entered into a rescission agreement to rescind the acquisition of W3M, Inc. (dba Paradigm Cabling Systems) from its inception. The Rescission Agreement was made available in our 10-KSB filed on April 15, 2003 with the Commission and will also be filed with this report.

      EXHIBIT 10.1 SUMMARY OF THE PARADIGM RESCISSION AGREEMENT - PARADIGM RESCISSION AGREEMENT - In order to acquire eighty percent (80%) of the outstanding common stock of Paradigm, the Company entered into a certain Acquisition Agreement dated October 31, 2002 ("Purchase Agreement"). Pursuant to the terms of the acquisition, 80% of the outstanding capital stock of Paradigm was transferred to the Company on said date. In exchange, the Company agreed as soon as practical to issue shares of a new Series A Convertible Preferred Stock of Flexxtech Corporation to the exchanging shareholders of Paradigm as follows:

            Name                No. Of Shares of Series A Convertible Preferred
            ----------------    -----------------------------------------------
            Michael Cummings                   71.25 shares
            Ashford Capital                    71.25 shares
            Total                             142.50 shares

      The Company and Paradigm desire to void the Transaction ab initio (that is, at its inception), with the effect that Paradigm is the owner of its Assets and Liabilities and the shares of the Company's Preferred Stock issuable in the Transaction are restored to the status of authorized but unissued shares of the Company. The Company and Paradigm desire to exchange mutual general releases in order to restore the parties to their respective positions immediately prior to the execution and delivery of the Purchase Agreement. In connection with the transaction contemplated by this Agreement, the Company and Paradigm shall each bear responsibility for their respective costs associated with this Agreement at closing.

ITEM 5.  OTHER ITEMS

APRIL 9, 2003 - - We executed a Restructuring and Release Agreement. The complete agreement is attached as exhibits to this Form 8-K.

      EXHIBIT 10.2 - RESTRUCTURING & RELEASE AGREEMENT - The facts are that the Company is in need of capital and management restructuring in order to progress as a public company. Therefore, the Restructuring & Release Agreement was executed to accommodate such need. Pursuant to the Restructuring & Release Agreement, Greg Mardock shall resign as a director and employee of the Company and new directors to be appointed are Michael A, Novielli, Douglas H. Leighton and Theodore J. Smith, Jr. As of this filing date Greg Mardock has resigned and the new directors have accepted their positions. Listed below are additional Obligations of the Parties to the Agreement.

Obligations of Released Parties

      1.1 Forgiveness of Notes. Western Cottonwood Corporation agrees to forgive $1,984,849.99 in Notes receivable and interest receivable as of December 31, 2002 and any interest to the date of this Agreement from Flexxtech. The Notes shall be forgiven on the Start Date.

      1.2 Resignation of Greg Mardock. Greg Mardock shall resign from the Flexxtech board of directors ("Board") and as an officer and employee of Flexxtech effective immediately upon the filing of Flexxtech's 2002, Form 10K report with the SEC.

      1.3 Immediate release of any and all claims to collateral, security or title of any Flexxtech assets.

      1.4 Full cooperation and assistance. Released parties full cooperation and assistance regarding ongoing matters involving Flexxtech's accounting, legal or other corporate issues is critical to the future success of Flexxtech. Released parties agree that they shall comply on a reasonable and timely basis with all requests by the Restructuring and Releasing Parties for related information.

      1.5 Greg Mardock shall cause the Board to appoint Michael A. Novielli, Douglas H. Leighton and Theodore J. Smith, Jr. effective immediately following the execution of this Restructuring and Release Agreement

      1.6 Greg Mardock shall immediately execute and cause the Board to accept the Bridge Financing Offer, Agreements and Documents between Flexxtech Corporation and Dutchess Private Equities Fund, LP., immediately following the execution of this Restructuring and Release Agreement.

      1.7 Greg Mardock shall immediately execute and cause the Board to accept the Consulting Agreement between Flexxtech Corporation and Dutchess Advisors, Ltd., immediately upon the execution of this Restructuring and Release Agreement. Pursuant to the Consulting Agreement Flexxtech shall issue Seven Hundred Thousand (700,000) shares of common stock of the Company to Dutchess Advisors, Ltd., and Four Hundred Thousand (400,000) to Dutchess Private Equities Fund, LP bringing the total outstanding shares to 1,603,407.

2.    Obligations of Restructuring and Releasing Parties

      2.1 Western Cottonwood and Atlantis Partners shall maintain a combined ownership percentage of 4.9%. The percentage ownership of 4.9% shall be non-dilutive through Flexxtech's first merger or acquisition transaction ("Initial Transaction") with a going concern following this Agreement and non-dilutive to the total outstanding shares at the completion of the Initial Transaction, at which point such non-dilution rights shall be terminated. For example: In an acquisition or merger transaction, Flexxtech issues Ten (10) million shares of Stock in exchange of the going concern's shares, then Western Cottonwood would be issued additional shares of Stock of four hundred ninety thousand (490,000). This formula shall be used in a fully dilutive basis whether any transaction contains Preferred Stock, Convertible debentures or other types of securities, as if fully converted on the closing date of the Initial Transaction. At the closing date the Initial Transaction, Western Cottonwood would be issued stock within 30 days of the closing representing an amount which would cause Western Cottonwood to own a total of 4.9% of the total non-dilutive outstanding stock of Flexxtech.

      2.2 Greg Mardock shall maintain an ownership percentage of 2.0%. His ownership percentage of 2.0% shall be non-dilutive through Flexxtech's first merger or acquisition transaction ("Initial Transaction") with a going concern following this Agreement and non-dilutive to the total outstanding shares at the completion of the Initial Transaction with a going concern following this Agreement and non-dilutive to the total outstanding shares at the completion of the Initial Transaction at which point such non-dilution rights shall be terminated. (For example: In an acquisition or merger transaction, Flexxtech issues Ten (10) million shares in exchange of the going concerns shares, then Greg Mardock would be issued additional shares of Stock of 200,000.) This formula shall be used in a fully dilutive basis whether a transaction contains Preferred Stock, Convertible debentures or other types of securities, as if fully converted on the closing date of the Initial Transaction. At the closing date of the Initial Transaction, Greg Mardock would be issued stock within 30 days of the closing representing an amount which would cause Greg Mardock to own a total of 2% of the total non-dilutive outstanding stock of Flexxtech.

      2.3 Restrictions on Stock. All Stock issued to Released Parties shall be restricted, issued pursuant to Rule 144 and shall have no registration rights. Released parties also agree that in addition to the rules governing resale pursuant to Rule 144, shares of Flexxtech Stock which have been issued to or will be issued to Released Parties may not be sold either in the public market nor in a private transaction for a period of one year following the Start Date. The Released parties also agree that they may not sell more than one twelfth (1/12) of their entire ownership stake in any one month for a period covering the thirteenth month through the twenty fourth month following the Start Date ("Restricted Period"). The Stock is not transferable and may not be hypothecated or loaned at any time and under any circumstances, during the period beginning with the Start Date and ending at the conclusion of the Restricted Period

      2.4 Subject to the terms of this Agreement the Restructuring and Releasing Parties hereby releases, relinquishes and forever discharges the Released Parties, their predecessors, successors, assigns, agents, employees, attorneys and representatives, family members of and from any and all claims, demands, actions, and causes of action of any and every kind or character, whether known or unknown, which the Restructuring and Releasing Parties or any other party may have against the Released Parties and their predecessors, successors, assigns, agents, employees, attorneys and representatives arising out of or with respect to any and all transactions relating to Flexxtech and any and all transactions relating to the Restructuring and Releasing Parties, any and all agreements, the Securities of Flexxtech and any instrument signed in connection with any transaction among the parties not specifically excluded from this release by written agreement, including but not limited to any loss or expense and/or detriment of any kind or character growing out of or in any way connected with or in any way resulting from the acts or omissions of the Released Parties and their predecessors, successors, assigns, agents, employees, attorneys and representatives and including, but not limited to, any loss, cost or damage in connection with any usury, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the RICO Act, the intentional or negligent infliction of mental duress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy. Flexxtech agrees to keep indemnified the Released Parties from all claims, actions, proceedings, investigations, demands, judgments, and awards (together "Claims" which may be instituted, made, threatened, or alleged against or which otherwise involve the Released Parties and against all losses, liabilities, damages, costs, charges and expenses (together "Losses") which may be suffered or incurred by the Released Parties in connection with or arising out of the Released Parties involvement with Flexxtech and its subsidiaries.

APRIL 8, 2003 a Consulting Agreement was entered into between the Company and Dutchess Advisors LLC, whereas Dutchess would provide the following services:

      (i)   Assist the Company with its capitalization and restructuring.

      (ii) Assist the Company with its business development by seeking potential business partners, candidates for joint ventures, mergers and acquisitions or qualified persons to join the Company's board of directors.

      The Agreement calls for Dutchess receiving Seven Hundred Thousand (700,000) shares of common stock for its services which would result in Dutchess owning in excess of 50% of the total outstanding stock of the Company on April 8, 2003. The full agreement is attached as EXHIBIT 10.3.

Additional agreements pertaining to financing attached to this form are summarized below.

      EXHIBIT 10.4 - INVESTMENT AGREEMENT - Between Dutchess Capital Management LLC. and Flexxtech Corporation whereas the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $5,000,000 to purchase the Company's common stock.

      EXHIBIT 10.5 - REGISTRATION RIGHTS AGREEMENT - Between Flexxtech Corporation and Dutchess Capital Management LLC. The Company has agreed to issue and sell to Dutchess (i) an indeterminate number of shares of the Company's common stock, .001 par value per share (the "Common Stock"), to be purchased pursuant to the terms and subject to the conditions set forth in the Investment Agreement (see Exhibit C).

      EXHIBIT 10.6 - SUBSCRIPTION AGREEMENT - This offering consists of up to $100,000 of the Company's Convertible Debentures convertible into the Company's Common Stock

      EXHIBIT 10.7 - FORM OF DEBENTURE - Flexxtech Corporation promises to pay DUTCHESS PRIVATE EQUITIES FUND, L.P. on April 7, 2008, the principal amount of Forty Thousand Dollars ($40,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified.

      EXHIBIT 10.8 - REGISTRATION RIGHTS - WHEREAS, upon the terms and subject to the conditions of the Subscription Agreement between the Investor and the Company (the "Subscription Agreement"), the Company has agreed to issue and sell to the Investor convertible debentures of the Company, which will be convertible into shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company.

ITEM 7.  EXHIBITS

                              EXHIBITS

      EXHIBIT 10.1 - PARADIGM RESCISSION AGREEMENT

      EXHIBIT 10.2 - RESTRUCTURING & RELEASE AGREEMENT

      EXHIBIT 10.3 - DUTCHESS CONSULTING AGREEMENT

      EXHIBIT 10.4 - INVESTMENT AGREEMENT

      EXHIBIT 10.5 - REGISTRATION RIGHTS AGREEMENT

      EXHIBIT 10.6 - SUBSCRIPTION AGREEMENT

      EXHIBIT 10.7 - FORM OF DEBENTURE

      EXHIBIT 10.8 - REGISTRATION RIGHTS AGREEMENT

      EXHIBIT 10.9 - FUNDS DISBURSEMENT AUTHORIZATION

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             By /s/ Michael A. Novielli

                                                -----------------------------
                                                Michael A. Novielli,
                                                Chairman and President

      Date: April 21, 2003